Exhibit 4(c)(vi)


                         FIRST SUPPLEMENTAL INDENTURE

                         Dated as of October 24, 1997


                                   among


                         EQUITABLE OF IOWA COMPANIES


                             PFHI HOLDINGS, INC.


                                    and


                THE FIRST NATIONAL BANK OF CHICAGO, as Trustee


                                    to


                                 INDENTURE


                         Dated as of March 31, 1997


                                  between


                         EQUITABLE OF IOWA COMPANIES


                                    and


                THE FIRST NATIONAL BANK OF CHICAGO, as Trustee











     FIRST SUPPLEMENTAL INDENTURE dated as of October 24, 1997 (the "First Supplemental Indenture") by and among Equitable of Iowa Companies, an Iowa corporation (the "Issuer"), PFHI Holdings, Inc., a Delaware corporation (the "Successor Company"), and The First National Bank of Chicago, a national banking association, as trustee (the "Trustee"), under the Indenture dated as of March 31, 1997 between the Issuer and the Trustee, as amended and supplemented (the "Indenture").

     WHEREAS, on April 3, 1997, the Issuer issued $51,550,000 in aggregate principal amount of 8.424% Series A Subordinated Deferrable Interest Debentures due 2027 (the "Series A 1997 Debentures") pursuant to the terms of the Indenture;

     WHEREAS, on June 6, 1997, in accordance with the terms of the Indenture and an exchange offer made by the Issuer pursuant to the Registration Rights Agreement dated as of April 3, 1997, the Issuer issued $51,550,000 in aggregate principal amount of 8.424% Series B Subordinated Deferrable Interest Debentures due 2027 (the "Series B 1997 Debentures") in exchange for all the outstanding Series A 1997 Debentures, which Series A 1997 Debentures were thereafter cancelled by the Trustee and returned to the Company;

     WHEREAS, pursuant to the Agreement and Plan of Merger dated as of July 7, 1997 by and among the Issuer, the Successor Company and ING Groep N.V. ("ING"), the Issuer will be merged with and into the Successor Company (the "Merger") on October 24, 1997 (the "Effective Date"), with the Successor Company being the survivor of the Merger;

     WHEREAS, Section 10.01 of the Indenture provides, among other things, that the Issuer will not merge or consolidate with any other person unless:
(i) either the Issuer shall be the continuing corporation, or the successor person shall be a person organized under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and interest on the Series B 1997 Debentures and the performance of every covenant of the Indenture on the part of the Issuer to be performed or observed; and (ii) immediately after giving effect to such transaction, no event of default with respect to the Series B 1997 Debentures, or event that after notice or lapse of time, or both, would become an event of default with respect to the Series B 1997 Debentures, shall have occurred and be continuing;

     WHEREAS, Section 10.02 of the Indenture provides that in the case of any such merger in accordance with Section 10.01, and following such assumption by the successor, such successor shall succeed to and be substituted for the Issuer with the same effect as if it had been named in the Indenture, and the Issuer shall be discharged from all obligations and covenants under the Indenture;

     WHEREAS, Section 9.01(a) of the Indenture provides, among other things, that without the consent of the holders of any of the Series B 1997 Debentures, the Issuer, when authorized by resolution by its Board of Directors, and the Trustee may from time to time and at any time enter into a supplemental indenture to, among other things, evidence the succession of another entity to the Issuer and the assumption by the successor entity of the covenants, agreements and obligations of the Issuer under the Indenture;

     WHEREAS, the Issuer and the Successor Company, by due corporate action, have determined to execute this First Supplemental Indenture whereby the Successor Company will assume the due and punctual payment of the principal of and interest on the Series B 1997 Debentures and the performance of every covenant of the Indenture on the part of the Issuer to be performed or observed with respect to the Series B 1997 Debentures; and

     WHEREAS, all things necessary to make this First Supplemental Indenture a valid, binding and legal agreement have been performed.

     NOW, THEREFORE, in consideration of the foregoing recitals and other valuable consideration, the receipt whereof is hereby acknowledged, the Issuer and the Successor Company covenant and agree with the Trustee, for the equal and proportionate benefit of all the holders of the Series B 1997 Debentures, as follows:

                                  ARTICLE I

                ASSUMPTION OF THE INDENTURE AND THE SECURITIES

     Section 1.1 ASSUMPTION OF OBLIGATIONS. As of the Effective Date, contemporaneous with the Merger, the Successor Company does hereby assume the due and punctual payment of the principal of and interest on all of the Series B 1997 Debentures and the performance of every covenant of the Indenture on the part of the Issuer to be performed or observed with respect to the Series B 1997 Debentures.

                                  ARTICLE II

                              CLOSING DOCUMENTS

     Section 2.1 DOCUMENTS TO BE GIVEN TO TRUSTEE. In accordance with the provisions of Section 10.01 of the Indenture, the Trustee shall receive from the Issuer prior to the Effective Date an Officer's Certificate certifying that the Merger and this First Supplemental Indenture comply with the requirements of the Indenture, and an Opinion of Counsel, each satisfying the provisions of Section 13.06 of the Indenture.

                                 ARTICLE III

                                MISCELLANEOUS

     Section 3.1 TRUSTEE'S ACCEPTANCE. The Trustee accepts the provisions of this First Supplemental Indenture upon the terms and conditions set forth in the Indenture; PROVIDED, HOWEVER, that the foregoing acceptance shall not make the Trustee responsible in any manner whatsoever for the correctness of recitals or statements by other parties herein.

     Section 3.2 INDENTURE TO REMAIN IN FULL FORCE AND EFFECT. Except as herein expressly provided, the Indenture is in all respects ratified and confirmed and all its terms, provisions and conditions shall be and remain in full force and effect.

     Section 3.3 RIGHTS OF TRUSTEE. All recitals in this First Supplemental Indenture are made by the Issuer and the Successor Company only and not by the Trustee. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

     Section 3.4 SUCCESSORS AND ASSIGNS. All covenants and agreements in this First Supplemental Indenture made by the Issuer and the Successor Company shall bind their respective successors and assigns, whether so expressed or not.

     Section 3.5 NOTICES AND DEMANDS ON ISSUER. Any notice or demand which by any provision of this First Supplemental Indenture or the Indenture is required or permitted to be given or served by the Trustee or by the holders of the Series B 1997 Debentures to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein or in the Indenture) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to:
Equitable of Iowa Companies, Inc., 909 Locust Street, Des Moines, Iowa 50309-2899; Attention: Chief Financial Officer.

     Section 3.6 CONFLICT WITH TRUST INDENTURE ACT. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by operation of Section 318(c) of the Trust Indenture Act, the imposed duties shall control.

     Section 3.7 GOVERNING LAW. This First Supplemental Indenture shall be governed by and construed in accordance with the internal laws, but not the laws as to conflicts or choice of law, of the State of New York.

     Section 3.8 TITLES, HEADINGS, ETC.. The Article and Section headings of this First Supplemental Indenture are for convenience only and shall not affect the construction hereof.

     Section 3.9 SEPARABILITY CLAUSE. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 3.10 EXECUTION IN COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.




























     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date and year first above written.


                              EQUITABLE OF IOWA COMPANIES

                              By:   /s/ Paul E. Larson
                                    _______________________________________
                              Name:     Paul E. Larson
                                    _______________________________________
                              Title:    Executive Vice President and Chief
                                    _______________________________________
                                        Financial Officer
                                    _______________________________________


                              PFHI HOLDINGS, INC.

                              By:   /s/ Jeffrey E. Morrison
                                    _______________________________________
                              Name:     Jeffrey E. Morrison
                                    _______________________________________
                              Title:    Vice President
                                    _______________________________________


                              THE FIRST NATIONAL BANK OF CHICAGO,
                              as Trustee

                              By:   /s/ Richard D. Manella
                                    _______________________________________
                              Name:     Richard D. Manella
                                    _______________________________________
                              Title:    Vice President
                                    _______________________________________





















[Signature Page to First Supplemental Indenture]